U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):

August 9, 2018

Commission File No. 000-03026

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PARADISE, INC.

(exact name of registrant as specified in its charter)

INCORPORATED IN FLORIDA

I.R.S. EMPLOYER IDENTIFICATION NO. 59-1007583

1200 W. DR. MARTIN LUTHER KING, JR. BLVD.,

PLANT CITY, FLORIDA 33563

Registrant’s telephone number, including area code: (813) 752-1155

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report on Completed Interim Review.

On August 9, 2018, the Board of Directors of Paradise, Inc. (the “Company”), in concurrence with its Chief Financial Officer, concluded the Company will need to restate its previously filed audited consolidated financial statements (10-K) with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2017 along with the consolidated financial statements for the interim period ended March 31, 2018 (10-Q).

The Company has determined that a material weakness in internal controls relating to the recording of customer returns, allowances, discounts and incentives has resulted in an overstatement of year end income before provision for income taxes of approximately $445,000 as of December 31, 2017 and an overstatement of loss before income taxes of approximately $160,000 for the first quarter ending March 31, 2018. The Company intends to file with the SEC as soon as possible the re-stated reports mentioned above.

In connection with this matter, the Company is in the process of re-evaluating the effectiveness of its internal control regarding customer returns, allowances, discounts and incentives as of the date of this filing. Based upon the results of this review, the Company going forward will implement additional internal control procedures that will strengthen the Company’s ability to prevent this material weakness from occurring in the future.

The Board of Directors of the Company and its Chief Financial Officer have discussed this matter disclosed in this Item 4.02 with Warren Averett, LLC, our independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 9, 2018

PARADISE, INC.
A Florida Corporation

/s/ Randy S. Gordon	Date: August 9, 2018
Randy S. Gordon
President and Chief Executive Officer

/s/ Jack M. Laskowitz	Date: August 9, 2018
Jack M. Laskowitz
Chief Financial Officer and Treasurer